Exhibit 99.1

Western Coal Corp.

Consolidated Financial Statements

For the years ended

March 31, 2010 and March 31, 2009

Management’s Responsibility for Financial Reporting

The accompanying consolidated financial statements and related financial information are the responsibility of management and have been prepared in accordance with generally accepted accounting principles (GAAP) in Canada. These consolidated financial statements necessarily include amounts that reflect management’s judgment and best estimates. Financial information contained elsewhere in this Annual Review is consistent with the consolidated financial statements.

The Company maintains systems of internal accounting controls, policies and procedures to provide reasonable assurance as to the reliability of the financial records and safeguarding of its assets.

The Board of Directors, on the recommendation of the Audit Committee, approve the consolidated financial statements. The Audit Committee consists of three members, all of whom are independent. The Audit Committee reviews the consolidated financial statements with management and the independent auditors prior to submission to the Board of Directors for approval. The Audit Committee reviews interim consolidated financial statements with management and the independent auditors prior to their release to the public. The Audit Committee also has the duty to review critical accounting policies and significant estimates and judgments underlying the consolidated financial statements prepared by management, to recommend to the Board of Directors the independent auditors to be proposed to the shareholders for appointment, and to approve the fees of the independent auditors.

The independent auditors, PricewaterhouseCoopers LLP, have conducted an examination of the consolidated financial statements in accordance with Canadian generally accepted auditing standards. The report of the independent auditors is included in this Annual Report. The independent auditors have full and free access to the Audit Committee of the Company.

“Keith Calder”	“Braam Jonker”

Keith Calder	Braam Jonker
President and Chief Executive Officer	Chief Financial Officer

Auditors’ Report

To the Directors of Western Coal Corp.

We have audited the consolidated balance sheets of Western Coal Corp. as at March 31, 2010 and 2009 and the consolidated statements of operations, comprehensive income, cash flows and shareholders’ equity for each of the years in the two year period ended March 31, 2010.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and United States generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2010 and 2009 and the results of its operations and its cash flows for each of the years then ended in accordance with Canadian generally accepted accounting principles.

Signed “PricewaterhouseCoopers LLP”

Chartered Accountants

Vancouver, BC

June 9, 2010 (except for note 34, which is at January 31, 2011)

Western Coal Corp.

Consolidated Balance Sheets

As at March 31

(Expressed in thousands of Canadian dollars)

	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$136,059	$74,853
Restricted cash (Note 7)	5,337	—
Amounts receivable (Note 8)	64,597	40,080
Income tax receivable	5,034	—
Loans to related party (Note 9)	—	40,634
Inventory (Note 10)	46,212	62,376
Future income tax asset (Note 27)	7,910	—
	265,149	217,943

Deposits (Note 11)	28,708	19,079
Mineral property, plant and equipment (Note 12)	514,323	419,321
Investments and other assets (Note 13)	48,449	5,994
	$856,629	$662,337

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$65,320	$29,539
Income tax payable	14,834	17,994
Derivative financial liabilities (Note 28)	9,567	—
Long-term debt (Note 14)	5,786	—
Capital lease obligations (Note 15)	16,847	18,642
Convertible debentures (Note 16)	40,573	4,953
Royalty and other liabilities (Note 17)	2,125	167
Asset retirement obligations (Note 18)	1,060	1,009
	156,112	72,304

Long-term debt (Note 14)	7,750	—
Capital lease obligations (Note 15)	17,491	29,154
Convertible debentures (Note 16)	—	61,729
Royalty and other liabilities (Note 17)	9,546	3,159
Asset retirement obligations (Note 18)	28,401	12,498
Future income tax liability (Note 27)	32,415	18,085
	251,715	196,929

Non-controlling interests (Note 19)	23,568	—

Shareholders’ equity	581,346	465,408
	$856,629	$662,337

Commitments and contingencies (Note 30), Subsequent events (Note 33)

The accompanying notes are an integral part of these consolidated financial statements.

Approved on Behalf of the Board of Directors:

“Keith Calder”	“John R. Brodie”
Keith Calder, Director	John R. Brodie, FCA, Director

Western Coal Corp.

Consolidated Statements of Operations

For the years ended March 31

(Expressed in thousands of Canadian dollars, except per share data)

	2010	2009

Revenues	$438,568	$586,093

Cost of goods sold
Operating expenses	316,620	270,217
Depletion, amortization and accretion	43,857	27,994
	360,477	298,211

Income from mining operations	78,091	287,882

Other expenses (income)
General and administration (Note 23)	35,135	19,707
Sales and marketing	7,469	7,919
Coal exploration and other mine costs (Note 24)	4,805	6,432
Interest, accretion and financing fees	14,109	22,649
Other income (Note 25)	(26,450)	(19,015)
	35,068	37,692

Net income before undernoted items	43,023	250,190

Income tax (expense) recovery (Note 27)
Current income tax recovery (expense)	2,960	(17,573)
Future income tax (expense)	(4,842)	(18,085)
	(1,882)	(35,658)

Non-controlling interests (Note 19)	(100)	—

Equity loss (Note 13 (c))	(237)	—

Net income	$40,804	$214,532

Income per share
Basic	$0.17	$1.17
Diluted	$0.17	$1.14

Weighted average common shares outstanding
Basic	237,296,707	182,918,408
Diluted	239,522,674	187,944,002

The accompanying notes are an integral part of these consolidated financial statements.

Western Coal Corp.

Consolidated Statements of Comprehensive Income

For the years ended March 31

(Expressed in thousands of Canadian dollars, except per share data)

	2010	2009

Net income	$40,804	$214,532

Other comprehensive income (loss) in the year
Change in fair value of available-for-sale securities	3,748	—
Currency translation adjustment	(14,869)	—
	(11,121)	—

Comprehensive income	$29,683	$214,532

The accompanying notes are an integral part of these consolidated financial statements.

Western Coal Corp.

Consolidated Statements of Cash Flows

For the years ended March 31

(Expressed in thousands of Canadian dollars)

(Unaudited)

	2010	2009

Cash flows from (used in):
Operating Activities
Net income for the year	$40,804	$214,532
Items not involving cash and cash equivalents:
Depletion, amortization and accretion	44,515	28,562
Stock-based compensation	6,267	940
Interest, accretion and financing fees	4,645	6,308
Loss (gain) on revaluation of royalty liability	4,893	(7,981)
Gain on disposal of subsidiary	(6,519)	—
Gain on fair value adjustment of investment	—	(1,255)
Gain on extinguishment of convertible debenture	(4,155)	—
Other (income) expenses	(1,829)	44
Net unrealized foreign exchange gain	(4,573)	(1,124)
Non-controlling interests	100	—
Equity loss	237	—
Future income tax expense	4,842	18,085
	89,227	258,111
Settlement of asset retirement obligations	(730)	—
Changes in non-cash working capital items (Note 26)	(5,573)	(57,583)
	82,924	200,528

Financing Activities
Repayments on demand bank loan	—	(3,500)
Repayments on capital lease obligations	(18,219)	(14,447)
Repayments from loan from related party	—	(5,000)
Proceeds from long-term debt	2,956	—
Repayments on long-term debt	(5,276)	(27,918)
Repayments of convertible loan notes	(31,380)	—
Proceeds from issuance of shares by subsidiary	9,168	—
Proceeds from issue of shares, net of issue costs	55,857	—
Proceeds from exercise of stock options	1,829	4,125
Proceeds from exercise of warrants	2,183	6,580
	17,118	(40,160)

Investing Activities
Cash acquired in business acquisition	4,337	—
Issuance of loan to related parties, net of drawdown fee	(4,431)	(40,003)
Acquisition of mineral property, plant and equipment	(27,459)	(52,148)
Deposits	(2,769)	(6,890)
Transaction costs	(4,935)	(3,058)
Investment in associate	(1,240)	—
	(36,497)	(102,099)

Effect of exchange rate change on cash and cash equivalents in US dollars	(2,339)	2,447
Increase in cash and cash equivalents during the year	61,206	60,716
Cash and cash equivalents, beginning of year	74,853	14,137
Cash and cash equivalents, end of year	$136,059	$74,853

Supplementary cash flow information (Note 26). The accompanying notes are an integral part of these consolidated financial statements.

Western Coal Corp.

Consolidated Statements of Shareholders’ Equity

For the years ended March 31

(Expressed in thousands of Canadian dollars)

	2010	2009

Share capital (Note 20)	$449,367	$362,767

Equity portion of convertible debentures	3,874	6,560

Contributed surplus (Note 22)	19,031	15,467

Retained earnings (deficit) and other accumulated comprehensive loss
Retained earnings (deficit), beginning of year	80,614	(133,918)
Loss on repurchase of convertible debentures (Note 4 (a))	(1,223)	—
Net income for the year	40,804	214,532
Retained earnings, end of year	120,195	80,614
Accumulated other comprehensive loss	(11,121)	—
	109,074	80,614

	$581,346	$465,408

The accompanying notes are an integral part of these consolidated financial statements.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

1.                   Nature of operations

Western Coal Corp. (the “Company”), formerly Western Canadian Coal Corp., was incorporated in the Province of British Columbia for the purpose of acquiring, exploring and developing coal mining properties for the international metallurgical and thermal coal markets.  The Company operates coal mines and develops new coal resources in Canada, the United States of America and the United Kingdom.

2.                   Summary of significant accounting policies

(a)    Basis of presentation

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles.

Certain comparative figures have been reclassified to conform to the presentation adopted for the current year. All dollar amounts are presented in Canadian dollars unless otherwise specified.

(b)    Principles of consolidation

These consolidated financial statements include the accounts of the Company and all of its subsidiaries. The Company’s significant operating subsidiaries include, Wolverine Coal Ltd. (“Wolverine Coal”), 0541237 B.C. Ltd. (“0541237”), Willow Creek Coal Partnership (the “Partnership”), Cambrian Mining Limited (“Cambrian”), Cambrian Investment Holdings Limited (“CIH”), Coal International Limited (“CIL”), Atlantic Development Capital LLC (“ADC”) and a 55% ownership interest in Energybuild Group Plc (“Energybuild”).

In accordance with CICA Handbook Section 3055, “Interests in Joint Ventures”, these consolidated financial statements include the Company’s 50% proportionate share of the assets, liabilities, revenues and expenses of the Belcourt Saxon Coal Limited Partnership (the “Joint Venture”) and Belcourt Saxon Coal Ltd. (the “Joint Venture’s operator”). All exploration expenditures prior to January 28, 2009 incurred by the Joint Venture were charged to earnings. On January 28, 2009, the Company announced that a National Instrument 43-101 compliant technical report regarding the Belcourt coal property entitled “Technical Report Belcourt Project” had been completed.  Costs related to the development of the Belcourt coal property subsequent to this date have been capitalized.

On July 13, 2009, through the acquisition of Cambrian, the Company also indirectly obtained, through Energybuild, a 50% interest in Energy Recovery Investments located in Wales.

All intercompany transactions and balances have been eliminated.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

2.       Summary of significant accounting policies (continued)

(c)              Use of estimates

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions based on currently available information.  Such estimates and assumptions may affect the reported amounts of assets and liabilities and the reported amounts of revenue and expenses during the year.

Significant areas where management’s judgment is applied include asset and investment valuations, reserve determinations, production inventory quantities, plant and equipment lives, derivative asset and liability valuations, contingent liabilities, stock-based compensation, warrants, tax provisions and future tax balances, asset retirement obligations, convertible debentures and royalty and other liabilities.  Actual results could differ from the estimates and assumptions used.

Depreciation and depletion of capital assets are dependent upon estimates of useful lives of buildings and equipment, and estimates of salvage values and reserve estimates, which are determined with the exercise of judgment. The assessments of any impairment of mineral property, plant and equipment are dependent upon estimates of fair value that take into account factors such as reserves, economic and market conditions and the useful lives of assets. Asset retirement obligations are recognized in the period in which they arise and are stated as the fair value of estimated future costs. These estimates require extensive judgment about the nature, cost and timing of the work to be completed, and may change with future changes to costs, mining plans, environmental laws and regulations and remediation practices.

(d)               Translation of foreign currencies

The functional currency of the parent entity is the Canadian dollar. For the Company’s self-sustaining foreign operations, the accounts are translated at the period end exchange rates and revenue and expenses are translated at the monthly average exchange rates. Differences arising from these foreign currency translations are recorded in other comprehensive income until they are realized by a reduction in the investment.

Transactions in foreign currencies in the Canadian subsidiaries are initially recorded in Canadian dollars at exchange rates in effect at the date of the transaction.  Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the year-end exchange rates.  The resultant gain and loss is included in the consolidated statement of operations as part of the other expenses (income).

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

2.                    Summary of significant accounting policies (continued)

(e)              Financial instruments

Financial assets and liabilities on the balance sheet are recognized when the Company becomes a party to the contractual provisions of the instrument. Financial instruments are initially recognized and subsequently measured based on their classification as held-for-trading, available-for-sale, held-to-maturity, loan and receivables and other financial liabilities.

The Company’s financial instruments include cash and cash equivalents, restricted cash, accounts receivable, deposits, investments included in investments and other assets, accounts payable and accrued liabilities, derivative financial liabilities, long-term debt, convertible debentures, and royalty and other liabilities.

The Company’s cash and restricted cash balances have been classified as held-for-trading and are recorded at fair value. Cash equivalents, which include banker’s acceptances and term deposits, have been classified as available-for-sale and are recorded at fair value on the balance sheet with changes in the fair value of these instruments reflected in other comprehensive income and included in shareholders’ equity on the balance sheet. Deposits have been classified as held-to-maturity and are recorded at amortized cost. Investments have been classified as held-for-trading and available-for-sale and are recorded at fair value on the balance sheet with changes in the fair value of these instruments reflected through net income and through comprehensive income or loss, respectively.

All derivatives are recorded on the balance sheet at fair value. Mark-to-market adjustments on these instruments are included in net income. Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives when the risks and characteristics are not closely related to those of the host contracts and the host contracts are not measured at fair value with changes in fair value recognized in net income.

All other financial instruments including accounts receivable, accounts payable and accrued liabilities, long-term debt, convertible debentures, and royalty liability have been recorded at cost or amortized cost. Transaction costs incurred to acquire financial instruments are included in the underlying balance and the resulting difference between the fair value of the instrument and the adjusted balance is amortized using the effective interest rate method. Regular-way purchases and sales of financial assets are accounted for on the trade date.

(f)     Cash and cash equivalents

Cash and cash equivalents include bank balances and temporary money market instruments with initial maturities of three months or less.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

2.                    Summary of significant accounting policies (continued)

(g)    Inventory

Coal inventory is valued at the lower of average production cost and net realizable value.  Production costs include contract mining costs, direct labour, operating materials and supplies, transportation costs, and an applicable portion of operating overhead, including depreciation and depletion.  Net realizable value is the expected difference between the average selling price for the finished product less the costs to get the product into saleable form and to the selling location.

Materials inventory consists of consumable parts and supplies which are valued at the lower of average cost and net realizable value. Net realizable value is actual cost less any provision for obsolescence.

(h)             Mineral property, plant and equipment

Plant and equipment are recorded at cost; maintenance and repairs of a routine nature are expensed as incurred.  The cost of the plant less its salvage value is amortized on a straight-line basis over its useful life.  Equipment is depreciated on a declining balance basis or straight-line basis as appropriate.  Leasehold improvements are depreciated on a straight-line basis over the term of the lease.

Mine development costs include expenditures to acquire and develop identified mineral properties and reserves and net costs relating to production during the development phase. Depletion on producing properties is provided using a unit-of-production method based upon the adjusted proven and probable mineral reserve position of the mine at the beginning of the year. Development costs incurred to expand the capacity of operating mines, to develop new ore bodies or to develop mine areas substantially in advance of current production are capitalized and charged to operations on a unit-of-production method based upon proven and probable mineral reserves.

Exploration costs are charged to earnings in the year in which they are incurred, except where these costs relate to specific properties for which economically recoverable reserves have been established, in which case they are capitalized. Upon commencement of commercial production, these capitalized costs are charged to operations on a unit of production method based upon the proven and probable mineral reserves to which they relate.  If the coal properties are abandoned or otherwise impaired, the related capitalized costs are charged to operations in the year in which the property becomes impaired or abandoned.

Mineral property, plant and equipment include interest and financing costs relating to the construction of plant and equipment and operating costs net of revenues prior to the commencement of commercial production of new mines. Interest and financing costs are capitalized only for those projects for which funds have been borrowed. Interest expense capitalized in fiscal 2010 was nil (2009 - $1,175,000).

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

2.                    Summary of significant accounting policies (continued)

(i)                Deferred stripping costs

Stripping costs are accounted for as variable production costs which are included in the costs of inventory produced, unless the stripping activity has been shown to be a betterment of the mineral property, in which case, the stripping costs are capitalized. Betterment occurs when stripping activity increases future output of the mine by providing access to additional sources of reserves. Capitalized stripping costs are amortized on a unit of production basis over the proven and probable reserves to which they relate.

(j)                 Long-lived assets

The Company reviews and evaluates the recoverability of mineral property, plant and equipment when events and circumstances suggest impairment. Where information is available and conditions suggest impairment, estimated future net cash flows are calculated using estimated future prices, proven and probable reserves, resources and operating and capital costs on an undiscounted basis. An impairment charge is recorded if the undiscounted future net cash flows are less than the carrying amount. Reductions in the carrying value, with a corresponding charge to operations, are recorded to the extent that the estimated future net cash flows on a discounted basis are less than the property interest carrying value.

(k)            Investments

Investments classified as available-for-sale are reported at fair market value (or marked to market) based on quoted market prices with unrealized gains or losses excluded from earnings and reported as other comprehensive income or loss. Equity investments classified as available-for-sale that do not have a quoted market price in an active market are measured at cost. Investments in companies over which the Company can exercise significant influence are accounted for using the equity method. The Company periodically reviews the carrying value of its investments. When a decline in the value of an investment is considered to be other-than-temporary, the investment is written down to net realizable value with a charge to operations.

(l)               Asset retirement obligations

The Company recognizes asset retirement obligations in the period in which they are incurred if a reasonable estimate of fair value can be determined.  The liability is measured at fair value and is adjusted to its present value in subsequent periods as accretion expense is recorded.  The fair value of the estimated asset retirement costs is capitalized as part of the carrying amount of the long-lived asset when incurred and amortized to earnings over the life of the related asset. The asset retirement obligation is reviewed each reporting period and revised for changes in estimated future costs and regulatory requirements.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

2.                    Summary of significant accounting policies (continued)

(m)          Non-controlling interests

A non-controlling interest exists in a less than wholly-owned subsidiary of the Company through the principles of consolidation and represents the third party interest’s share of the carrying values of the subsidiary. The subsidiary’s earnings or losses are included in their entirety in the Company’s net operations and are then adjusted to reflect the portion attributable to the non-controlling interests.

(n)            Revenue recognition

Revenues from coal shipments are recognized at contracted or market prices when the risks and rewards of ownership pass to the customer and when collection is reasonably assured provided that persuasive evidence of a contract or other arrangement exists.

(o)            Stock-based compensation

The Company has one stock—based compensation plan which was approved and adopted following its listing on the TSX.  The fair value method of accounting is used for valuing stock option grants. Compensation cost, attributable to stock options granted to employees or directors is measured at fair value at the grant date and expensed over the vesting period with a corresponding increase to contributed surplus.  Upon the exercise of the stock options, consideration paid together with the amount previously recognized in contributed surplus is recorded as an increase to share capital.

(p)            Mineral exploration tax credits

The Company recognizes the benefits related to mineral exploration tax credits to which it is entitled in the period in which recoverability can be established and quantified.

(q)            Future income taxes

Income taxes are recorded using the liability method of tax allocation. Future income tax assets and liabilities are determined based on temporary differences between the tax and accounting bases and are measured using the current, or substantively enacted, tax rates and laws expected to apply when these differences reverse.  A valuation allowance is recorded against any future income tax asset if it is more likely than not that the asset will not be realized.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

2.                    Summary of significant accounting policies (continued)

(r)               Income per share

Basic income per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the year.  The Company applies the treasury stock method in calculating diluted earnings per share.  Diluted earnings per share excludes all dilutive potential common shares if their effect is anti-dilutive.

3.                 Adoption of new accounting standards and developments

(a)            Goodwill and intangible assets

Effective April 1, 2009, the Company adopted CICA Handbook section 3064 “Goodwill and Intangible Assets.” This section provides guidance on the recognition, measurement, presentation and disclosure of goodwill and intangible assets. At the same time as the adoption of this standard, EIC-27, “Revenues and Expenditures in the Pre-operating Period,” has been withdrawn. The adoption of this standard did not have a material impact on the Company.

(b)             Financial instruments - disclosures

Effective June 2009, the CICA amended Handbook section 3862 “Financial Instruments — Disclosures” requires enhance disclosures about the relative reliability of the data that a company uses to measure the fair values of its financial instruments and to enhance liquidity risk disclosure requirements. These disclosures have been included in Note 28.

(c)              Business Combinations

In January 2009, the CICA issued Section 1582, “Business Combinations” which replaces former guidance on business combinations. This section is effective for fiscal years beginning on or after January 1, 2011, with early adoption permitted. This section will be applicable to the Company from April 1, 2011. This standard harmonizes the business combinations standard under Canadian GAAP with International Financial Reporting Standards. The new section revises guidance on the determination of the carrying amount of the assets acquired and liabilities assumed, goodwill and accounting for non-controlling interests at the time of a business combination. The Company is in the process of assessing the impact of applying this section on its financial statements.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

3.                    Adoption of new accounting standards and developments (continued)

(d)             Consolidated Financial Statements

In conjunction with the release of the new business combination standard, the CICA issued Section 1601 “Consolidated Financial Statements” and Section 1602 “Non-Controlling Interests,” which replace Section 1600 “Consolidated Financial Statements.” These standards are effective January 1, 2011, with early adoption permitted, and are applicable to the Company April 1, 2011. These sections revise standards for the preparation of consolidated financial statements and the accounting for non-controlling interests in consolidated financial statements subsequent to a business combination. The Company is in the process of assessing the impact of applying these sections on its financial statements.

4.                   Acquisitions

(a)             Cambrian Mining Ltd.

On July 13, 2009, the Company acquired 100% of the issued common shares of Cambrian, the Company’s major shareholder at the time of the acquisition. Cambrian owned the Maple Coal and Gauley Eagle coal mines in West Virginia, which produce metallurgical and thermal coal; a 50.6% interest in Energybuild Group Plc, which produces anthracite and thermal coals in South Wales (UK); a 45% interest in Xtract Energy Plc; a 20% interest in NEMI Northern Energy & Mining and 100% interest in AGD Mining Pty Ltd., a gold and antimony operation in Australia. Xtract is accounted for under the equity method, while the Company’s investment in NEMI is accounted for as an available-for-sale investment. Cambrian’s results of operations are included in the Company’s consolidated financial statements from July 14, 2009.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

4.       Acquisitions (continued)

The Company has accounted for the acquisition of Cambrian as a business combination using the purchase method. The purchase consideration was as follows:

Issuance of 88,625,764 common shares	$118,759
Issuance of 4,960,905 stock options and warrants in exchange for Cambrian option and warrant obligations	652
Secured loan facility and promissory note provided by the Company to Cambrian	40,205
Transaction costs	8,151
$167,767
Less: 72,122,826 own common shares acquired	(96,645)
Net purchase price	$71,122

Each common share was valued at $1.34, being the average market price of the Company’s common shares over the two day period before and after the terms of the acquisition were agreed to and announced. As part of the acquisition, the Company acquired 72,122,826 of its own common shares. Accordingly, 16,502,938 net common shares were issued.

The Company issued 4,346,616 stock options and warrants valued at $652,000 in exchange for Cambrian stock options and warrants. The terms and conditions of these stock options and warrants remain the same as the Cambrian stock options and warrants, except for the number of options issued and the respective exercise price, which were adjusted according to the exchange ratio. The following assumptions were used for the Black-Scholes option pricing model to determine the fair value of the stock options and warrants:

Risk-free interest rate:	1.33% to 3.13%
Expected volatility:	102% to 149%
Expected life:	0.03 years to 8.38 years
Dividend rate:	Nil

The fair values of the secured loan facility and promissory note provided by the Company to Cambrian were determined as their principal portion plus accrued interest on the date of acquisition.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

4.                    Acquisitions (continued)

The Company’s allocation of the total purchase consideration to the estimated fair value of the acquired assets and liabilities assumed of Cambrian is as follows:

Cash and cash equivalents	$4,337
Restricted cash	615
Amounts receivable	12,391
Inventory	7,380
Deposits	8,785
Mineral property, plant and equipment	134,318
Investments in associates	9,931
Other long term assets investments	4,216
Warrants of the Company	502
Convertible debentures of the Company (a)	27,840
Total assets acquired	210,315

Accounts payable and accrued liabilities	(32,735)
Income tax payable	(14,580)
Convertible loan notes	(31,380)
Current portion of long-term debt and capital leases	(8,551)
Long term debt	(12,538)
Other long-term liabilities	(2,900)
Asset retirement obligations	(17,715)
Future income tax liability	(715)
Non-controlling interest	(18,079)
Total liabilities assumed	(139,193)
Net assets acquired	$71,122

(a)           On July 13, 2009, as part of the acquisition of Cambrian, the Company acquired convertible debentures with a face value of $29,000,000 which had a debt component book value of $28,091,000 and an equity component book value of $2,681,000. The fair value on the date of acquisition was $27,840,000. As a result, the Company recognized a gain on settlement of the debt component of $4,155,000 and a loss on settlement of the equity component of $1,223,000.

(b)             Energybuild Group Plc

On December 18, 2009, the Company participated in Energybuild Group Plc’s (“Energybuild”) equity issue and acquired 58,246,667 common shares at 15 pence or $0.25 each. The cash value of this participation was $15,036,000 and increased the Company’s ownership interest in Energybuild to 54.7% from 50.6%. The purchase discrepancy in the amount of $407,000 was allocated to mineral property, plant and equipment.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

5.                    Disposition

AGD Mining Pty Ltd.

On November 30, 2009, the Company completed the sale (the “disposal”) of its wholly-owned subsidiary AGD Mining Pty Ltd. (“AGD”) to Mandalay Resources Corporation (“Mandalay”).

Prior to completion of the disposal, the Company provided a bridge loan of $2,500,000 to AGD to assist in AGD’s planned capital development. Immediately prior to the completion of the disposal, the bridge loan was converted into new ordinary shares in AGD issued to the Company.

In consideration for all of the issued and outstanding ordinary shares of AGD and the historical intercompany loans, the Company received 44,000,000 common shares of Mandalay, 20,000,000 warrants to acquire Mandalay common shares at an exercise price of $0.31 per share which expire November 30, 2014, 20,000,000 warrants to acquire Mandalay common shares at an exercise price of $0.465 per share which expire November 30, 2014 and a promissory note in the principal amount of $1,500,000. The promissory note bears interest at 7% per annum and will accrue interest until December 1, 2010. Under certain circumstances, this promissory note may be converted to an interest free loan which will mature no later than December 1, 2013.

The common shares of Mandalay were valued at their closing price on November 30, 2009. The 40,000,000 warrants were valued using the Black-Scholes model with a volatility of 161% and are presented as derivative financial assets under the Investments and Other Assets header on the Company’s balance sheet. These derivative financial assets have been designated as held-for-trading and are recorded at fair value at the end of each financial reporting period with changes in fair value flowing through the net income. The promissory note was valued using discounted cash flows and a discount rate of 20%.

Concurrent with the disposal of AGD, Mandalay completed a private placement financing. The Company has granted a group of these investors, some of whom are related parties (Note 29 (d)) to the Company, options expiring November 30, 2010 to purchase up to 15,999,977 common shares the Company owns in Mandalay at a price of $0.31 per share. In addition, the Company has granted an option expiring September 25, 2011 to a company controlled by the Chief Executive Officer of Mandalay, to purchase up to 24,687,960 of the common shares the Company owns in Mandalay at a price of $0.25 per share.

The two tranches of purchase options granted by the Company were valued using the Black-Scholes model with a volatility of 161% and are presented as derivative financial liabilities on the Company’s balance sheet. These derivative financial liabilities have been designated as held-for-trading and are recorded at fair value at the end of each financial reporting period with changes in fair value flowing through net income.

A gain of $6,519,000 was realized on the disposal.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

6.                    Interest in joint venture

The Company owns a 50% interest in the Belcourt Saxon Coal Limited Partnership (the “Partnership”) formed for the exploration and development of the Belcourt and Saxon properties in northeast BC. On July 13, 2009, through the acquisition of Cambrian, the Company also indirectly obtained, through Energybuild Group Plc, a 50% interest in Energy Recovery Investments located in Wales.

The Company’s proportionate share of its interest in and results from the joint ventures as at and for the years ended March 31, 2010 and 2009 are as follows:

	2010	2009

Cash and cash equivalents	$258	$95
Amounts receivable	648	9
Inventory	380	—
Deposits	91	61
Mineral property, plant and equipment	1,671	182
Current liabilities	(1,071)	(177)
	$1,977	$170

	2010	2009

Revenues	$2,684	$—
Expenses	2,121	753
Net income (loss)	$563	$(753)

Cash Flows
Operating activities	215	(641)
Financing activities	246	825
Investing activities	(318)	(167)
Increase in cash and cash equivalents during the year	$143	$17
Cash acquired through acquisition	20	—
Cash and cash equivalents, beginning of year	95	78
Cash and cash equivalents, end of year	$258	$95

Under royalty agreements applicable to certain properties within the Partnership, it is obligated to make royalty payments to various third parties based on the selling price upon delivery of all coal sales relating to those properties, ranging from 0.75% to 1.00%.  In addition, the Partnership participants are entitled to a royalty equal to US $0.50 per tonne of coal produced from that venturer’s contributed property.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

7.                    Restricted cash

	2010	2009

Funds held-in-trust (a)	$4,795	$—
Other	542	—
	$5,337	$—

(a)          Pursuant to an agreement (Note 30 (a)), the Company has paid an amount plus interest into a trust account pending a decision on the appeal filed by the Company.

8.                    Amounts receivable

	2010	2009

Trade accounts receivable	$43,147	$34,690
Unrealized gain on foreign currency contracts	8,979	—
Prepaid expenses and other deposits	7,610	810
Other receivables	3,167	640
Goods and services tax and other sales tax receivable	1,694	3,940
	$64,597	$40,080

9.                   Loans to related party

	2010	2009

Balance, beginning of year	$40,634	$—
Loan advanced	1,218	40,767
Fee received	—	(764)
Net advance	41,852	40,003
Interest accrual	1,269	1,025
Foreign exchange adjustment	(2,916)	(394)
Cambrian acquisition (Note 4 (a))	(40,205)	—
Balance, end of year	$—	$40,634

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

10.             Inventory

	2010	2009

Production inventory	$35,547	$53,206
Parts inventory	10,665	9,170
	$46,212	$62,376

For the years ended March 31, 2010 and 2009, the Company did not record any net realizable value adjustments nor were any previously recorded net realizable value provisions reversed.

11.             Deposits

	2010	2009

Restricted reclamation deposits (a)	$25,573	$15,833
Other restricted deposits (b)	3,135	3,246
	$28,708	$19,079

(a)          In connection with the mine permits for its Wolverine and Burnt River properties, the Company has provided the BC government with reclamation security deposits of $14,583,000 (2009 - $13,540,000). In connection with the mine permits for its Willow Creek property, the Company has provided the BC government with reclamation security deposits of $2,139,000 (2009 - $2,090,000). Reclamation security deposits of $204,000 (2009 - $203,000) have been provided in relation to the Company’s other Canadian properties. Reclamation bonds of $7,476,000 and $1,171,000 have been provided in relation to the Company’s properties in West Virginia and Wales, respectively.

In connection with the Company’s mine permit for its Wolverine property, the Company is required to provide additional reclamation security deposits of $1,200,000 by December 31, 2010 and $500,000 by December 31, 2012.

These amounts may be adjusted for inflation, if the cumulative inflation rate from January 1, 2006 and from January 1, 2008 exceeds 10% for the Wolverine and Burnt River properties, respectively.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

11.             Deposits (continued)

In connection with the Company’s mine permit for its Willow Creek property, the Company is required to provide additional reclamation security deposits. The original mine permit was amended on February 19, 2009 and requires the Company to provide additional reclamation security deposits of $250,000, $1,000,000, $1,250,000 and $1,000,000 30 days, 12 months, 21 months and 33 months after the resumption of pit operations, respectively.  At March 31, 2010, pit operations had not resumed. All other terms and conditions remain the same. These amounts may be adjusted for inflation, if the cumulative inflation rate from January 1, 2010 exceeds 10%.

(b)         Other restricted deposits include security deposits required by vendors.

12.             Mineral property, plant and equipment

2010	Cost	Accumulated Amortization	Net
Mineral property and mine development	$359,301	$62,312	$296,989
Plant, buildings and mine facilities	139,224	23,510	115,714
Equipment	155,879	54,259	101,620

	$654,404	$140,081	$514,323

2009	Cost	Accumulated Amortization	Net
Mineral property and mine development	$274,447	$39,952	$234,495
Plant, buildings and mine facilities	110,535	12,258	98,277
Equipment	118,001	31,452	86,549

	$502,983	$83,662	$419,321

The net carrying value of mineral property, plant and equipment that is not being amortized at March 31, 2010 is $80,782,000 (2009 – $78,619,000) and relates to its Willow Creek mine which is currently on care and maintenance.

Equipment includes assets under capital leases totaling $34,338,000 (2009 - $47,796,000).

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

13.             Investments and other assets

	2010	2009

Held-for-trading investments:
Asset-backed commercial paper (a)	$3,051	$2,937
Marketable securities	302	—

Available-for-sale investments:
Marketable securities	7,713	—

Investments accounted for under the equity method:
Mandalay Resources Corporation (48% interest) (b)	17,111	—
Xtract Energy Plc (39.8% interest)	8,571	—

Derivative financial assets (Note 28)	10,925	—

Note receivable	776	—

Deferred transaction costs	—	3,057
	$48,449	$5,994

(a)          The Company’s restructured Canadian third party non-bank asset-backed commercial paper has a total maturity value of $4,978,000 and a fair value of $3,051,000. There is a limited secondary market for these restructured notes as at March 31, 2010; therefore, the Company has determined the fair value of the restructured notes using the discounted future cash flow method. There is no certainty regarding the development of a secondary market for these notes and therefore the fair value reported may change materially in subsequent periods.

(b)         On November 30, 2009, in consideration for all of the issued and outstanding common shares of AGD and the historical intercompany loans, the Company received 44,000,000 common shares of Mandalay (Note 5). On February 11, 2010, the Company acquired an additional 4,000,000 common shares of Mandalay by exercising warrants with a $0.31 exercise price.

(c)          Equity earnings (loss) is as follows:

	2010	2009
Investments accounted for under the equity method:
Mandalay Resources Corporation (b)	(420)	—
Xtract Energy Plc	183	—
	$(237)	$—

The equity loss of Mandalay reflects their results to from the acquisition date of November 30, 2009 to December 31, 2009, while the equity income of Xtract reflects the actual results from the from the date of acquisition of July 13, 2009 to March 31, 2010.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

13.             Investments and other assets (continued)

(d)         The quoted closing market values of the Company’s investment in Mandalay and Xtract at March 31, 2010 were $17,280,000 and $13,538,000, respectively.

14.             Long-term debt

	2010	2009

Bank and lender financing (US $9,862) (a)	$10,018	$—
Bank debt (US $1,733) (b)	1,760	—
Credit facility (US$ 934) (c)	949	—
Equipment loan (US$ 740) (d)	752	—
Other (£37)	57
	13,536
Less: current portion	(5,786)	—

	$7,750	$—

(a)          The bank and lender financing is secured by the related mine machinery and equipment and certain other property. The loans are payable in monthly payments through 2016. Interest on these loans range from 3.64% to 9.00%.

(b)         As part of a construction agreement, a third party entered into a debt agreement with a bank, which is guaranteed by a subsidiary of the Company. The loan is payable in 36 monthly principal payments and interest is 4.47%.

(c)          The credit facility is secured by the Maple Coal preparation plant and other unencumbered miscellaneous equipment in West Virginia. The loan is payable in monthly installments based on different loan rate factors applied to three payment terms, totaling 36 months. Interest on this facility is 17.28%.

(d)         The equipment loan is secured by certain equipment identified in the loan agreement as well as some previously unencumbered surface mining equipment in West Virginia. The loan is payable in varying monthly installments based upon the amount borrowed to date at interest rates ranging from 9.21% to 9.57%.

Future principal payments by year and in aggregate are as follows:

For the years ending March 31,	2011	$5,786
	2012	4,061
	2013	2,525
	2014	1,036
	Thereafter	128
		$13,536

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

14.             Long-term debt (continued)

On July 30, 2008, the Company entered into a new credit facility, which was subsequently amended. The Company’s credit facility consists of a revolving term credit facility in the amount of the lesser of US $30,000,000 and the established borrowing base which is based on a percentage of trade accounts receivable and coal inventory. The revolving term credit facility has a maturity date of July 30, 2010. As part of this credit facility, the Company and the bank entered into a general security agreement over the Company’s assets.

As at March 31, 2010, the full amount under these facilities were available.

15.             Capital lease obligations

The Company has certain equipment under capital lease expiring in 2013 and at interest rates between 0% to 9%.  Capital lease obligations for the years ended March 31, 2010 and 2009 are as follows:

	2010	2009

Balance, beginning of year	$47,796	$53,521
Assumption of obligations on acquisition (Note 4 (a))	3,610	—
Fair value of capital leases recorded during the year	1,627	9,272
Change in fair value of embedded derivatives	36	(550)
Payments made during the year	(21,053)	(17,943)
Interest portion of payments	2,834	3,496
Foreign currency translation adjustment	(512)	—
Balance, end of year	34,338	47,796

Less: Current portion	(16,847)	(18,642)

Long-term portion of capital lease obligations	$17,491	$29,154

Future minimum lease payments under capital leases by year and in aggregate are as follows:

For the years ending March 31,	2011	$18,576
	2012	12,809
	2013	6,238
Total minimum lease payments		37,623
Amounts representing interest		(3,285)
Present value of minimum lease payments		34,338
Less: current portion		(16,847)

		$17,491

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

16.            Convertible debentures

Summary	2010	2009

$125 million issuance, maturity March 24, 2011	$40,573	$66,656
US$40 million issuance, maturity November 30, 2010	—	26
Balance, end of year	40,573	66,682
Less: Current portion	(40,573)	(4,953)

Long-term portion of convertible debentures	$—	$61,729

$125 million issuance, Maturity March 24, 2011	2010	2009

Balance, beginning of year	$66,656	$114,248
Accretion of liability component of debentures	1,978	1,786
Interest payable	69	104
Cambrian acquisition (Note 4 (a))	(28,091)	—
Conversion of convertible debentures	(39)	(49,482)
Balance, end of year	40,573	66,656
Less: Current portion	(40,573)	(4,950)

Long-term portion of convertible debenture	$—	$61,706

On March 24, 2006, the Company issued 125,000 subordinated convertible debentures in denominations of $1,000 in the aggregate principal amount of $125,000,000. The convertible debentures bear interest at a rate of 7.5% per annum payable semi-annually on September 24 and March 24 in each year commencing September 24, 2006 and maturing on March 24, 2011.  Holders may convert their convertible debentures into common shares at any time prior to their maturity at a conversion price of $4.00 per common share (the “Conversion Price”), being a conversion rate of 250 common shares per $1,000 principal amount of Convertible debentures.

Upon specified change of control events, holders of convertible debentures will have the option to require the Company to purchase all or any portion of the convertible debentures at a price equal to 105% of the principal amount of the convertible debentures to be purchased, plus accrued and unpaid interest.  The Company may, at its option and subject to certain conditions, elect to satisfy its obligation to repay the principal amount of the convertible debentures, plus accrued and unpaid interest, upon redemption or maturity, by issuing freely-tradeable common shares.  The number of common shares a holder will receive in respect of each convertible debenture will be determined by dividing the principal amount of the convertible debentures plus accrued and unpaid interest thereon by 95% of the current market price of the common shares on the date fixed for redemption or the maturity date, as the case may be.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

16.    Convertible debentures (continued)

The convertible debentures are unsecured and are subordinated to the other liabilities of the Company.  However, the trust indenture under which the convertible debentures are issued provides that the Company will not incur indebtedness secured by the Wolverine assets, other than capital leases, which when added to the convertible debentures, exceeds $215,000,000.

The convertible debentures are being accounted for in accordance with their substance and are presented in these consolidated financial statements in their component parts, measured at their respective fair values at the time of issue.  The liability component has been calculated as the present value of the stream of interest and principal payments discounted at a rate approximating the interest rate for a similar liability without a conversion feature.  The difference between the debt component of $112,930,000 and the face value of the convertible debentures, net of issue costs of $512,000, in the amount of $11,558,000 is classified as equity.  Issuance costs related to the debt component of the convertible debentures are netted against the liability component and charged to earnings using the effective interest rate method. The debt component of the convertible debentures is accreted over the term to maturity, by charges to earnings for the year.

During the year ended March 31, 2010, $40,000 (2009 - $54,062,000) of principal of the $125,000,000 issuance of convertible debentures were converted into 10,000 common shares (2009 - 13,515,500 common shares) of the Company. $39,000 (2009 - $49,482,000) of the convertible debenture liability was transferred to equity upon conversion. Also, as a result of the acquisition of Cambrian (Note 4 (a)), $29,000,000 of convertible debentures were cancelled. The outstanding face value of the convertible debenture at March 31, 2010 was $41,898,000 (2009 - $70,938,000).

Commencing March 24, 2009, the Company may redeem all or a portion of the convertible debentures at a redemption price equal to the principal amount plus accrued and unpaid interest thereon, provided that the weighted average trading price of the Company’s common shares on the TSX for the 30 consecutive trading days ending on the fifth trading day preceding the day prior to which the redemption notice is given, is at least 125% of the Conversion Price. On April 28, 2010, the Company provided notice to the debenture holders and on May 31, 2010, the convertible debentures were extinguished (Note 33 (a)).

US$40 million issuance, Maturity November 30, 2010	2010	2009

Balance, beginning of year	$26	$38,104
Accretion of liability component of debentures	—	542
Foreign exchange adjustment	—	(585)
Conversion of convertible debentures	(26)	(38,035)
Balance, end of year	—	26
Less: Current portion	—	(3)

Long-term portion of convertible debenture	$—	$23

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

17.             Royalty and other liabilities

	2010	2009

Balance, beginning of year	$3,325	$9,639
Cambrian acquisition	573	—
Accretion of liability	3,080	1,767
Royalty payments	(200)	(100)
Revaluation loss (gain)	4,893	(7,981)
Balance, end of year	11,671	3,325
Less: Current portion	(2,125)	(167)

Long-term portion of royalty and other liabilities	$9,546	$3,158

As part of the acquisition of Falls Mountain Coal Inc. in fiscal 2009, the Company assumed the Willow Creek Loadout Royalty, which it recorded at fair value. This financial instrument was designated as “Other Liabilities” and is recorded at amortized cost.

At each reporting period, the Company reassesses the value of this liability. At March 31, 2010, the Company has reassessed the expected cash flows based on the updated life-of-mine model for the Willow Creek mine and revised the probability factor from 50% to 75% based on the current economic climate. As a result of this reassessment, the Company recorded a loss of $4,893,000 at March 31, 2010 representing the change in expected cash flows and accretion.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

18.             Asset retirement obligations

The Company’s asset retirement obligations relate to the restoration and closure of its mine properties.  The asset retirement obligations have been recorded as liabilities at fair value, assuming credit adjusted risk-free discount rates ranging from 4.2% to 9.6% and an inflation factor of 2.5%.  The amounts of the liabilities are subject to re-measurement during each reporting period.

The total undiscounted amounts of the estimated obligations are approximately $73,418,903 and are expected to be incurred over a 25 year period.

Asset retirement obligations as at and for the years ended March 31, 2010 and 2009 are as follows:

	2010	2009

Balance, beginning of year	$13,507	$14,706
Assumption of obligations on acquisition (Note 4 (a))	17,715	—
Disposal of obligation upon sale of subsidiary	(844)	—
Settlement of obligations during the year	(730)	(423)
Fair value of obligation recorded during the year	1,270	750
Change arising from revisions to timing of estimated cash flows	(1,379)	(2,297)
Accretion of liability component of obligation	2,027	771
Foreign currency translation adjustment	(2,105)	—
Balance, end of year	29,461	13,507

Less: Current portion	(1,060)	(1,009)

Long-term portion of asset retirement obligation	$28,401	$12,498

The asset retirement obligations are supported by reclamation deposits totaling $25,573,000 (Note 11).

19.             Non-controlling interests

Energybuild Group Plc (45.3% interest)	2010	2009
Balance, beginning of year	$—	$—
Acquisition of Cambrian (Note 4 (a))	18,079	—
Participation of minority equity interest	9,547	—
Non-controlling interest share of net income	100	—
Foreign currency translation adjustment	(4,158)	—

Balance, end of year	$23,568	$—

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

20.             Share capital

Authorized: Unlimited number of common shares without par value

Issued:

	Number of Shares	Consideration

Balance, March 31, 2008	116,334,906	225,904
Shares issued for acquisition of FMC	23,274,986	28,621
Transferred to share capital upon conversion of $125 million convertible debentures	13,515,500	54,480
Transferred to share capital upon conversion of US$40 million convertible debentures	53,039,620	40,564
For cash received from the exercise of stock options	1,526,268	4,125
Transferred to share capital upon exercise of stock options	—	2,332
For cash received from the exercise of warrants	2,024,655	6,580
Transferred to share capital upon exercise of warrants	—	161

Balance, March 31, 2009	209,715,935	$362,767
Shares issued for acquisition of Cambrian (Note 4 (a))	88,625,764	118,759
Company shares acquired through acquisition of Cambrian (Note 4 (a))	(72,122,826)	(96,645)
For cash received from the issuance of share offering	22,100,000	55,857
Transferred to share capital upon conversion of US$40 million convertible debentures	27,034	26
Transferred to share capital upon conversion of $125 million convertible debentures	10,000	39
For cash received from the exercise of stock options	1,437,000	3,697
Transferred to share capital upon exercise of stock options	—	1,756
For cash received from the exercise of warrants	2,910,000	2,183
Transferred to share capital upon exercise of warrants	—	928
Balance, March 31, 2010	252,702,907	$449,367

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

20.             Share capital (continued)

Stock options

A summary of the Company’s stock options outstanding and the changes for the years ended March 31, 2010 and 2009 is as follows:

	Number of Shares Issuable pursuant to Stock Options	Weighted Average Exercise price per Share

Balance at March 31, 2008	7,928,068	$3.00
Granted	100,000	1.21
Forfeited	(363,400)	3.25
Expired	(60,000)	0.80
Exercised	(1,526,268)	2.70

Balance at March 31, 2009	6,078,400	$3.12

Granted	6,603,000	2.43
Assumed at acquisition (a)	4,398,405	3.49
Forfeited	(1,599,750)	3.30
Expired	(2,250,002)	3.25
Exercised	(1,437,000)	2.57
Balance at March 31, 2010	11,793,053	$2.87

The Company has one outstanding stock option plan. Pursuant to the terms of the 2005 Plan, the maximum number of common shares issuable will be a number equal to 10% of the issued and outstanding common shares of the Company on a non-diluted basis at any time.  The exercise price of the options granted under the 2005 Plan is determined by the board of directors of the Company provided that such exercise price is not less than the market price on the date of grant of such options or such other minimum price as may be required by the TSX.  Options granted pursuant to the 2005 Plan will have a term of up to five years and will vest as determined by the board of directors of the Company.  As at March 31, 2010, 11,135,400 options (2009 — 5,858,400 options) are issued pursuant to the 2005 Plan.  Of these, 6,096,200 options (2009 — 4,281,066 options) have vested with the remaining options vesting 20% on each of the four anniversary dates following the date of grant.

(a) – For those Cambrian stock options outstanding at the time of the acquisition of Cambrian, the Cambrian option holders are entitled to receive the Company’s shares upon exercise of such options on the basis of 0.75 Company shares for every 1 Cambrian share, which the option holder is entitled to under the terms of the option. At March 31, 2010, 657,653 of such stock options are outstanding with approximate exercise prices ranging from $1.87 to $5.34 based on the closing foreign exchange rate on March 31, 2010.  Of these, 278,687 options have vested.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

20.             Share capital (continued)

Stock options (continued)

Options to acquire common shares have been granted and are outstanding at March 31, 2010 as follows:

Number of Stock Options Outstanding	Number of Stock Options Exercisable	Option Exercise Price	Expiry Date

437,000	437,000	$5.40	July 28, 2010
60,000	60,000	6.10	July 28, 2010
180,000	180,000	6.20	July 28, 2010
82,750	82,750	3.29	July 31, 2010
360,000	315,000	2.26	September 7, 2011
190,000	190,000	1.95	November 28, 2011
481,000	353,000	2.02	March 5, 2012
378,750	82,500	5.34	July 31, 2012
500,000	500,000	2.25	November 30, 2012
490,000	382,000	2.53	February 20, 2013
2,447,200	2,047,200	3.37	March 28, 2013
50,000	20,000	1.80	October 30, 2013
50,000	20,000	0.62	March 19, 2014
2,130,200	1,242,000	1.95	June 24, 2014
3,000,000	—	2.68	November 13, 2014
150,000	70,000	2.64	November 18, 2014
190,000	190,000	2.35	December 4, 2014
120,000	30,000	3.75	January 4, 2015
300,000	60,000	3.71	February 12, 2015
196,153	113,437	1.87	November 30, 2017
11,793,053	6,374,887	$2.87

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

20.    Share capital (continued)

Warrants

The Company’s warrants outstanding at March 31, 2010 and 2009 and the changes for the years then ended are as follows:

	Number of Shares Issuable pursuant to Warrants	Weighted Average Exercise price per Share

Balance at March 31, 2008	9,560,000	$2.14
Issued	4,000,000	4.82
Expired	(4,000,000)	4.82
Exercised	(2,024,655)	3.25

Balance at March 31, 2009	7,535,345	$1.84

Issued	—	—
Assumed (a)	562,500	3.27
Expired	(562,500)	3.27
Acquired (Note 4 (a))	(612,500)	3.25
Exercised	(2,910,000)	0.75
Balance at March 31, 2010	4,012,845	$2.42

(a)          For those Cambrian warrants outstanding at the time of the acquisition of Cambrian, the Cambrian warrant holders are entitled to receive the Company’s shares upon exercise of such options on the basis of 0.75 Company shares for every 1 Cambrian share, which the warrant holder is entitled to under the terms of the warrant. At March 31, 2010, all such warrants had expired.

1,330,000 warrants with an exercise price of $0.75 expire November 30, 2010, while 2,682,845 warrants with an exercise price of $3.25 expire on June 28, 2012.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

21.             Stock-based compensation

During the year ended March 31, 2010, the Company granted 6,603,000 (2009 — 100,000) stock options to employees.  During the year ended March 31, 2010, an amount of $6,267,000 (2009 - $940,000) was charged to operations in recognition of stock-based compensation expense, based on the vesting schedule for the options granted.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with weighted average assumptions and resulting values for grants as follows:

	2010	2009

Assumptions:
Risk-free interest rate (%)	1.19	2.20
Expected life (years)	2.1	2.7
Expected volatility (%)	148	125
Expected dividend	Nil	Nil
Results:
Weighted average fair value of options granted (per option)	$1.64	$0.83

22.             Contributed surplus

The following table summarizes the movements in contributed surplus for the years ended March 31, 2010 and 2009:

	2010	2009

Balance, beginning of year	$15,467	$12,838
Fair value of stock based compensation recorded during the year	6,267	940
Fair value of stock options assumed during the year (Note 4 (a))	652	—
Transferred to share capital upon exercise of stock options	(1,756)	(2,332)
Transferred to share capital upon exercise of warrants	(928)	(161)
Fair value of warrants issued during the year	—	4,182
Other	(671)	—
Balance, end of year	$19,031	$15,467

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

23.            General and administration

	2010	2009

Salaries, benefits and other remuneration	$18,202	$9,581
Stock-based compensation (Note 21)	6,267	940
Legal and audit	2,735	1,810
Office and miscellaneous	2,170	985
Travel and related expenses	1,628	936
Consulting	1,224	3,121
Rent and telecommunications	893	610
Amortization	658	567
Corporate communications	603	300
Insurance	532	601
Exchange listings and other regulatory fees	223	256
	$35,135	$19,707

24.            Coal exploration and other mine costs

	2010	2009

Demobilization costs at the Willow Creek mine	$2,205	$3,174
Care and maintenance costs	2,151	1,265
Belcourt and Saxon coal exploration	107	730
Other coal exploration	342	726
Willow Creek coal exploration	—	537
	$4,805	$6,432

25.            Other income

	2010	2009

Royalty liability revaluation loss (gain) (Note 17)	$4,893	$(7,981)
Unrealized (gain) loss on forward exchange contracts	(8,979)	1,501
Gain on disposal of subsidiary (Note 5)	(6,519)	—
Net foreign exchange gains	(6,655)	(11,061)
Gain on redemption of convertible debentures (Note 4 (a))	(4,155)	—
Interest income	(3,122)	(2,269)
Gain on fair value adjustment of investments	(1,291)	(1,393)
Other (income) expenses	(622)	2,188
	$(26,450)	$(19,015)

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

26.            Supplementary cash flow information

At March 31, 2010, the cash and cash equivalents balance consists of cash balances held at financial institutions.

	2010	2009

Other information:
Interest paid	$6,832	$13,245
Taxes paid	19,814	—

Non-cash investing and financing transactions:
Capital lease obligation recognized for assets under capital lease	$1,627	$9,272
Proceeds from disposal of AGD	17,294	—
Net common shares issued for acquisition of Cambrian	22,114	—
Change in working capital for exercise of stock options	(1,868)	—
Acquisition of Falls Mountain Coal Inc.	—	2,358

Changes in non-cash working capital items consisted of the following:

	2010	2009

Restricted cash	$(4,795)	$4,608
Amounts receivable	(2,134)	(28,459)
Income tax receivable	(5,034)	—
Loan to related party	(1,269)	(908)
Inventory	21,787	(37,044)
Accounts payable and accrued liabilities	3,514	(13,371)
Income tax payable	(17,711)	17,591
Accrued interest on convertible debenture	69	—
	$(5,573)	$(57,583)

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

27.            Income taxes

The reconciliation of income taxes computed at Canadian statutory tax rates to the Company’s income tax expense for the years ended March 31, 2010 and 2009 is as follows:

	2010	2009

Combined basic federal and provincial rates	29.63%	30.63%

Expense at applicable rates	$12,746	$76,621
Difference in tax rates in foreign jurisdictions	(261)	—
Changes in expected tax rates	(5,265)	—
Permanent differences	(5,749)	618
Provincial mineral taxes	(1,627)	8,568
Future provincial mineral tax	(3,716)	—
Adjustments to valuation allowance	5,754	(50,149)
Income tax expense	$1,882	$35,658

	2010	2009

Future income tax assets:
Net operating loss carryforwards	$29,275	$14,070
Financing fees not yet deducted	1,858	1,844
Mineral tax	3,716	—
Reserves	6,196	666
	41,045	16,580

Valuation allowance	(19,991)	—
Net future tax asset	$21,054	$16,580
Future income tax liability:
Mineral property, plant and equipment	$(45,512)	$(34,665)
Reserves	(47)	—
	(45,559)	—
Net future income tax liability	$(24,505)	$(18,085)

For balance sheet purposes, the net overall future income tax liability of $24,505,000 is split between a current future income tax benefit of $7,910,000 offset by a long term future income tax liability of $32,415,000.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

27.             Income taxes (continued)

As at March 31, 2010, the Company had non-capital losses, which if unused expire as follows:

Year of Expiry	Canada	US	UK	Total
2011	$3	$—	$—	$3
2015	80	—	—	80
2020 and thereafter	15,403	39,980	—	55,383
Losses that do not expire	—	—	42,180	42,180
	$15,486	$39,980	$42,180	$97,646

28.            Financial instruments

The fair value of financial instruments is based on quoted market prices when available. In the absence of an available trading market, fair value is determined using estimates and is calculated using market factors with similar characteristics and risk profiles. These amounts represent point in time estimates and may not reflect fair value in the future. These calculations are subjective in nature, involve uncertainties and are a matter of judgment. The following summarizes the methods and assumptions used in estimating the fair value of the Company’s financial instruments:

•                  The carrying value of accounts receivable, term deposits and accounts payable and accrued liabilities are a reasonable estimate of fair value due to the relatively short periods to maturity and the commercial terms of these instruments.

•                  The fair value of marketable securities, including common stock, preferred stock and US Government Securities is based on quoted market data.

•                  The fair value of derivative financial assets and liabilities are based on the Black-Scholes model using current market data.

•                  The fair value of the asset-backed commercial paper is determined using the discounted future cash flow method with a discount rate of 7.1%. The Company has assumed that a portion of its restructured notes will not be recoverable due to the nature of their underlying assets (Note 13 (a)).

•                  The fair value of the convertible debentures is estimated to be $63,489,000 and is based on the closing market price of the convertible debentures at March 31, 2010.

•                  The fair value of royalty and other liabilities is $17,378,000 and is estimated using the Company’s current cost of borrowing of 7.2%. The cash flows and probability factor remained unchanged.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

28.  Financial instruments (continued)

CICA Handbook Section 3862 requires disclosure of a three level hierarchy for fair value measurements based upon transparency of inputs to the valuation of a financial asset or liability as of the measurement date. The three levels of the fair value hierarchy are:

Level 1 — Quoted market price in active markets for identical assets or liabilities

Level 2 — Inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly

Level 3 — Inputs that are not based on observable market data.

	Level 1	Level 2	Level 3
Cash and cash equivalents	$—	$136,059	$—
Foreign currency contracts	8,979	—	—
Deposits:
Term deposits	—	22,751	—
Common stock	853	—	—
Preferred stock	1,042	—	—
US Govt Securities	4,062	—	—
Asset-backed commercial paper	—	—	3,051
Marketable equity securities	8,011	—	—
Derivative financial asset	10,925	—	—
Derivative financial liability	(9,567)	—	—
	$24,305	$158,810	$3,051

The carrying values of the financial instruments approximate their fair values.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

28.         Financial instruments (continued)

Financial risk management

The Company is exposed to credit risk, liquidity risk and market risk associated with its financial instruments.

Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents, accounts receivables and investments. The Company deposits cash and cash equivalents and deposits with large international banks. The Company sells to large, well established customers. The Company also performs credit evaluations of its customers on an ongoing basis.  The Company believes that it does not have a significant credit risk in relation to its accounts receivable.

The maximum credit risk that the Company is exposed to in relation to the financial instruments subject to credit risk is the carrying value of these balances.

Liquidity risk

Liquidity risk is the risk that the Company will have difficulty meeting its obligations associated with its financial liabilities. To manage this risk, the Company maintains adequate cash and cash equivalent balances and monitors its cash flow forecasts. The Company’s estimated minimum contractual undiscounted cash flow requirements for financial liabilities at March 31, 2010 were:

	Less than 1 year	1-3 years	4-5 years	Total
	$	$	$	$
Accounts payable and accrued liabilities	65,320	—	—	65,320
Royalty liability	200	400	400	1,000
Long-term debt	5,787	6,585	1,164	13,536
Convertible debentures (a)	41,425	—	—	41,425
	112,732	6,985	1,564	121,281

(a)          Subsequent to March 31, 2010, the convertible debentures were extinguished (Note 33 (a))

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

28.             Financial instruments (continued)

Market risk

Foreign currency exchange rates

The Company has operations in Canada, the US and Wales, and therefore foreign exchange risk exposures arise from transactions denominated in foreign currencies. All sales revenues for the Canadian operations are denominated in US dollars, while costs are denominated in Canadian dollars. The Company may also become exposed to currency fluctuations on purchase of certain equipment or facilities for its new and existing mines which are denominated in US dollars.  These potential currency risks could have a significant impact on the cost of developing its mines and on the profitability of the Company. For the US operations, sales and costs are denominated in US dollars, while in the Wales operations, sales and costs are denominated in £.

To minimize the risk exposure of foreign currency fluctuations on sales revenues from its Canadian operations, the Company may enter into forward exchange contracts to fix the rate at which future anticipated flows of US dollars are exchanged into Canadian dollars. The Company has entered into a series of forward exchange contracts to fix the rate at which future anticipated cash flows of US dollars are exchanged into Canadian dollars. As at March 31, 2010, these contracts included forward sales of US dollars at an average rate of 1.0228, in the aggregate amount of US$241,000,000 from April 2010 to the end of March 2011. The unrealized gain recorded on these contracts at March 31, 2010 was $8,979,000.

The Company’s exposure to US dollars on financial instruments in its Canadian operations as at March 31, 2010 is as follows:

USD

Cash and cash equivalents	$5,892
Accounts receivable	29,055
Foreign currency contracts	(241,000)

$(206,053)

For each US$0.01 strengthening of the US dollar against the Canadian dollar, net income would decrease $2,061,000 and other comprehensive income would not change.

Interest rates

The Company’s interest rate risk mainly results from the interest rate impact on the cash and cash equivalents balance which receive interest based on market interest rates. All of the Company’s outstanding non-current financial instruments bear interest at fixed rates.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated. Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

29.             Related party transactions

(a)                During the year ended March 31, 2010, the Company paid fees totaling $161,000 (2009 - $159,000) to companies related to the Company through directors and officers in common. At March 31, 2010, amounts receivable included $956,000 outstanding from officers of the Company relating to stock option exercises. These amounts receivable were received subsequent to March 31, 2010.

(b)               During the year ended March 31, 2010, 841,883 warrants were exercised at a price of $0.75 by a Company related to a director.

(c)                The Company entered into an agreement with Audley Capital Advisors LLP, of which one of the Company’s director is a partner, for them to provide strategic and financial advisory services for a period of eighteen months commencing June 1, 2009 which includes a monthly work fee and a success fee if a transaction results. This agreement was terminated by mutual consent effective March 2010.

(d)               As disclosed in note 5, on November 30, 2009, the Company completed the sale of AGD to Mandalay. The Chairman of the Company at the time and another director, who have both subsequently retired, are the Chairman of Mandalay and a director of Mandalay, respectively.

Concurrent with the disposal of AGD, Mandalay completed a private placement financing. The Company has granted the participants in the Mandalay private placement options to purchase 15,999,977 of the common shares which the Company holds in Mandalay at an exercise price of $0.31 per share. Officers and directors of the Company or companies related to officers and directors received a total of 4,893,328 options.

(e)                At March 31, 2010, included in the amounts receivable balance is $53,779 due from a related party.

The transactions described above have been recorded at their exchange amounts, which management believes to be representative of commercial terms.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated. Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

30.       Commitments and contingencies

(a)                Royalty Sharing Agreement

On March 21, 2005, the Company filed a Petition in the Supreme Court of British Columbia (the “Court”) to have the Court set aside a Royalty Sharing Agreement (“RSA”) dated March 31, 2000, entered into between the Company and three individuals, two of whom were directors and officers of the Company at the time the Agreement was entered into. The Company’s petition was dismissed on February 20, 2006 and an appeal was filed. In October 2006 the Company abandoned its appeal but notified the respondents that the RSA was granted in consideration for advances made to the Company and that as such any royalty payments that represents interest in excess of 60% per annum as provided in Section 347 of the Criminal Code would not be paid. During 2007 the royalty holders filed petitions to obtain a ruling relating to whether the Company was obliged to make further payments. The petitions were heard in September 2008 and in March 2009 the Company reached a settlement with one of the claimants.

On April 1, 2009, the Court rendered a decision in the remaining claimants’ petition to the effect that royalties under the RSA was not a charge paid or payable for the advancing of credit and therefore does not constitute interest within the meaning of Section 347 of the Criminal Code. On April 30, 2009, the Company filed an appeal in respect of the April 1 decision based on an error in law by the Judge. On December 17, 2009 the matter was heard by the B.C. Court of Appeal and on February 11, 2010 the Court rendered its decision granting the Company’s appeal in part. The effect of the decision is to reduce the rate of royalty payable by approximately 40%. Neither the Company nor the claimants sought leave to appeal the decision to the Supreme Court of Canada and accordingly going forward any entitlement to royalty will be calculated at the rate of 0.375%. In respect of monies previously paid into a trust account pending the outcome of the appeal, the Company will receive a payment of $1.9 million plus interest representing the overpayment of royalty based on the pre-decision royalty rate.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated. Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

30.             Commitments and contingencies (continued)

(b)               Atlantic Leaseco, LLC (“Atlantic”) and Maple Coal Company (“Maple”)

Atlantic and Maple, two subsidiaries of the Company, which have operations located in West Virginia were the subject of compliance orders issued against them on April 5, 2007 by the West Virginia Department of Environmental Protection (“WVDEP”). These orders, which are similar to compliance orders issued by the WVDEP to a number of coal mining companies in West Virginia, provided that the companies would have until April 5, 2010 to comply with certain water quality-based effluent limitations for selenium concentrations in discharges from mining operations. Subsequent to the issue of the orders, the selenium discharge limits against Atlantic, that were the subject of the compliance orders, were removed by permit modifications and Atlantic has no further obligations under that order.

With respect to Maple, due to the fact that there is no currently available practical technology for consistently meeting the effluent limits for selenium at the point of discharge that could be installed and effective by the time permit levels established by the Federal Environmental Protection Agency (“EPA”) became effective on April 6, 2010, the Company filed an appeal to the state Environmental Quality Board (“EQB”) requesting an injunction to stay the WVDEP denial of the Company’s application for modification of its permits. In addition the Company asked for a stay of the deadline for the compliance schedule to bring the effluent discharges into compliance with any final water quality based effluent limits for selenium. By a letter dated April 14, 2010, the Company received a “notice of intention to sue” from three environmental groups (the “Complainants”) notifying the Company of the Complainant’s intent to commence a “citizens suit” in federal court if the Company does not achieve compliance with permit levels within 60 days. Subsequently the Company has received information to the effect that the WVDEP may initiate enforcement actions in the County Circuit Court against Maple and several other coal companies in respect of any non-compliance with discharge permit levels. The Company understands that such an action by the State officials would effectively forestall any federal proceedings and maintain enforcement actions at the State level. In the interim the Company is vigorously contesting the claims of the WVDEP and the Complainants and pursuing appeals to obtain an extension of its selenium compliance schedule. At present the likelihood of an unfavourable outcome is neither remote nor probable and no opinion can be offered regarding the likelihood of enforcement actions or civil penalties that may be sought but they could be material.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated. Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

30.             Commitments and contingencies (continued)

(c)                Potential Securities Class Action

In November 2009 the Company was named as a defendant in a statement of claim issued by a plaintiff who seeks leave of the Ontario Courts to proceed with a securities class action. The claim alleges that those persons who acquired or disposed of Company shares during the period between November 14, 2007 and December 10, 2007 should be entitled to recover $200 million for general damages and $20 million in punitive damages. Two current directors and one former director and officer were also named as defendants. The plaintiff alleges that the financial statements for the Second Quarter of fiscal 2008 and the accompanying news release issued on November 14, 2007 misrepresented the Company’s financial condition and that the Company failed to make full, plain and true disclosure of all material facts and changes. The action also claims that the named directors purchased shares during the proposed class period while in possession of material undisclosed information.

The plaintiff was to have delivered its materials in support of motions for leave to proceed with the actions and for certification on or before May 14, 2010. The plaintiff however, sought and obtained permission of the Court to deliver an amended claim before May 28, 2010.

On May 28, 2010, the plaintiff delivered a proposed Fresh As Amended Statement of Claim. That claim indicates the plaintiff intends to introduce new allegations that the Company, some of its current and former directors and other parties caused the Company to enter transactions between April 26, 2007 and July 13, 2009 that were oppressive. The Company intends to vigorously defend the action brought against it.

At this stage in the proceedings it is not possible to assess what if any exposure the Company has to the claims being made. The Company, however maintains that there is no merit to the claims and that the damages are without foundation and excessive and accordingly has made no provision for this claim in its financial statements.

(d)               Share Buy Back Program

On December 17, 2009, the Company announced that its normal course issuer bid for up to 10,000,000 common shares, was accepted by the Toronto Stock Exchange (“TSX”). The Company’s normal course issuer bid commenced on December 21, 2009 and will terminate on December 20, 2010, unless terminated earlier by the Company. The Company will purchase the common shares at market price at the time of acquisition under the normal course issuer bid, which will be conducted through the facilities of the TSX and AIM. The maximum number of common shares that may be purchased on a daily basis, subject to any approved exemptions is 1,198,087. The actual number of common shares that may be purchased and the timing of any such purchases will be determined by the Company. Any common shares purchased under the normal course issuer bid will be cancelled.

The Company has not made any purchases of common shares under a normal course issuer bid in the previous twelve month period nor is it obliged to make any purchases going forward.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated. Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

30.             Commitments and contingencies (continued)

(e)                Pay as You Earn (“PAYE”) Tax Investigation

In the normal course of business, the Company is subject to audit by taxation authorities. The Company is currently subject to an enquiry into PAYE withholding tax compliance in the United Kingdom relating to the period prior to June 2007. On January 12, 2010, a determination notice was issued for the payment of £8,300,000, in order to avoid the potential claim being affected by the UK statute of limitation regulations. £2,500,000 of the £8,300,000 was also registered at the court. The Company was advised that this is standard procedure in these circumstances and the court case has since been adjourned following an appeal to the tax authorities to allow for resolution of the ongoing enquiry and determination of the final liability.

The Company has made payments of £500,000 and has recorded an accrual of £900,000 in respect of this issue. The Company believes that although the final liability is uncertain, it is unlikely to differ materially from the amount paid and accrued.

(f)                  Sales and Marketing Agreement

The Company entered into a contract with Mitsui Matsushima Co. Ltd. (“Mitsui”) on May 18, 2001, pursuant to which the Company appointed Mitsui as its exclusive sales and marketing agent for the sale of the Company’s coal to customers in Japan and Taiwan. Mitsui has full authority to negotiate and, subject to consent by the Company, conclude sales of the coal on the best commercial terms Mitsui reasonably considers to be achievable in the circumstances. For its services, the Company will pay Mitsui a commission of 1% of the sales price at the loading port of all coal sold to customers in the territory. The agreement will remain in effect unless and until the Company terminates it due to Mitsui becoming insolvent or commencing liquidation proceedings or for failure of Mitsui to perform a material term of the agreement.

(g)               Purchase Commitments

The Company entered into agreements to purchase equipment for its Perry Creek, Brule and Willow Creek mines in the amount of $104,843,000, which are expected to all be delivered by the end of December 2010. Further capital commitments were made in Wales for $1,541,000 for shuttle cars and breakers and $2,158,000 for two Quad bolters.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated. Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

30.             Commitments and contingencies (continued)

(h)               Future Minimum Payments

At March 31, 2010, the Company is party to certain contracts relating to minimum coal royalties, leases and office rent as follows:

2011	$4,723
2012	3,904
2013	2,888
2014	2,145
2015 and thereafter	4,595

$18,255

31.             Capital risk management

The Company defines its capital as shareholders’ equity, consisting of share capital, equity portion of convertible debentures, contributed surplus and retained earnings. The Company’s objectives when managing its capital are:

•                  to ensure that the Company will be able to continue as a going concern;

•                  to ensure compliance with debt covenants; and

•                  to maximize the return to shareholders.

To assist in the management of the Company’s capital, the Company prepares an annual budget, which is approved by the Board of Directors. Actual results are reviewed against the budget monthly.

The Company’s credit facility contains the following covenants:

•                  a tangible net worth greater than or equal to the aggregate of 80% of tangible net worth as at March 31, 2008 plus 50% of positive net income for each quarter thereafter;

•                  an interest coverage ratio greater than or equal to 2.50:1.00 calculated as rolling earnings before interest, taxes, depletion and amortization (“EBITDA”) divided by the rolling interest expense; and

•                  a leverage ratio less than or equal to 3.00:1.00 calculated as total debt divided by rolling EBITDA.

Tangible net worth is defined as share capital, equity portion of convertible debentures, contributed surplus and retained earnings. Rolling EBITDA is defined as EBITDA for the most recent quarter plus the previous three quarters. Rolling interest expense is defined as gross interest expenses for the most recent quarter plus the previous three quarters.

As at March 31, 2010, the Company was in compliance with all of the above covenants.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated. Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

32.             Segmented information

The Company is engaged in the acquisition, exploration, development and mining of coal resources. The Company has four reportable segments: Coal — Canadian operations; Coal — US operations; Coal — United Kingdom operations; and Corporate and other. The Corporate and other segment includes all non-core activities.

	2010
	Canadian Operations	US Operations	UK Operations	Corporate and other	Total

Revenues	$338,381	$85,613	$11,920	$2,654	$438,568

Income (loss) from mining operations	64,021	12,877	1,994	(801)	78,091
Coal exploration and other mine costs	(4,805)	—	—	—	(4,805)
Interest, accretion and financing fees on liabilities	(11,194)	(834)	(122)	(1,959)	(14,109)
Other (expenses) income	10,040	(8,296)	(1,182)	(16,716)	(16,154)
Earnings (loss) before taxes, non-controlling interests and equity losses	$58,062	$3,747	$690	$(19,476)	$43,023

Capital expenditures	$7,075	$8,798	$11,447	$139	$27,459

Total assets	$636,008	$112,379	$58,340	$49,902	$856,629

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated. Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

32.             Segmented information (continued)

	2009
	Canadian Operations	US Operations	UK Operations	Corporate and other	Total

Revenues	$586,093	$—	$—	$—	$586,093

Income from mining operations	287,882	—	—	—	287,882
Coal exploration and other mine costs	(6,432)	—	—	—	(6,432)
Interest, accretion and financing fees on liabilities	(22,649)	—	—	—	(22,649)
Other (expenses) income	11,097	—	—	(19,708)	(8,611)
Earnings (loss) before taxes, non-controlling interests and equity losses	$269,898	$—	$—	$(19,708)	$250,190

Capital expenditures	$51,739	$—	$—	$409	$52,148

Total assets	$660,922	$—	$—	$1,415	$662,337

The Company’s revenues for the years ended March 31, 2010 and 2009 are derived from coal sales to customers located in the following geographic areas:

	2010	2009

Asia	$279,340	$517,819
Europe	81,599	68,274
US	76,760	—
Canada	524	—
Australia	345	—

	$438,568	$586,093

For each of the years ended March 31, 2010 and 2009, there were four and three customers respectively, with each accounting for greater than 10% of revenues. The percentage of sales to these customers was 58% and 65% respectively for the years ended March 31, 2010 and 2009.

The geographic distribution of the Company’s mineral property, plant and equipment is as follows:

	2010	2009

Canada	$395,829	$419,321
United States	74,790	—
United Kingdom	43,704	—

	$514,323	$419,321

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

33.            Subsequent Events

(a)     On April 28, 2010, the Company provided holders of its $125,000,000 convertible debentures notice of its intention to redeem effective May 31, 2010, all of its issued and outstanding convertible debentures. For the period of April 1, 2010 to June 7, 2010, $41,585,000 of principal or 41,585 units of the $125,000,000 convertible debenture have been converted into 10,396,250 common shares of the Company. On May 31, 2010, the Company redeemed $313,000 of principal plus $5,000 of accrued interest (Note 16).

(b)     For the period of April 1, 2010 to June 7, 2010, 1,000 warrants and 1,136,400 stock options have been exercised (Note 20).

(c)     Subsequent to March 31, 2010, the Company entered into a series of forward exchange contracts to fix the rate at which future anticipated cash flows of US dollars are exchanged into Canadian dollars. Such contracts include forward sales of US dollars at an average rate of 1.0015, in the aggregate amount of US$120,000,000 from October 2010 to the end of March 2011.

(d)     On June 9, 2010, the Company announced its proposal to acquire all of the issued ordinary share capital of Energybuild not already held by the Company.  Under the terms of the proposal, Energybuild shareholders will receive 0.0833 new Western shares for every 1 Energybuild share held. The Company anticipates issuing 8,555,000 new common shares or an additional 3.2% increase in its current issued and outstanding share capital.  The proposed transaction is expected to take effect in August 2010.

34.            Differences between Canadian and United States generally accepted accounting principles

These consolidated financial statements have been prepared in accordance with Canadian GAAP.  The following adjustments would be required in order to present the consolidated financial statements in all material aspects in accordance with U.S. GAAP as at and for the years ended March 31, 2010 and 2009.

Under U.S. GAAP, the major balance sheet items would be adjusted as follows:

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

34.            Differences between Canadian and United States generally accepted accounting principles (continued)

Consolidated Balance Sheet

	2010	U.S. GAAP	2010
As at March 31 (Expressed in thousands of Canadian dollars)	Canadian GAAP	Adjustments	U.S. GAAP

ASSETS
Current assets
Cash and cash equivalents (b)	$136,059	$(206)	$135,853
Restricted cash	5,337	—	5,337
Amounts receivable (b)	64,597	(29)	64,568
Income tax receivable	5,034	—	5,034
Inventory (b)	46,212	(380)	45,832
Future income tax asset	7,910	—	7,910
	265,149	(615)	264,534

Deposits	28,708	—	28,708
Mineral property, plant and equipment (a) (b)	514,323	57,444	571,767
		(1,175)
Investments and other assets (a) (b)	48,449	7,099	55,548
		5,720
	$856,629	$63,928	$920,557

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities (b)	$65,320	$(353)	$64,967
Income tax payable	14,834	—	14,834
Derivative financial liabilities	9,567	—	9,567
Long-term debt	5,786	—	5,786
Capital lease obligations	16,847	—	16,847
Convertible debentures	40,573	—	40,573
Royalty and other liabilities	2,125	—	2,125
Asset retirement obligations	1,060	—	1,060
	156,112	(353)	155,759

Long-term debt (b)	7,750	(58)	7,692
Capital lease obligations	17,491	—	17,491
Royalty and other liabilities	9,546	—	9,546
Asset retirement obligations	28,401	—	28,401
Future income tax liability	32,415	—	32,415
	251,715	(411)	251,304

Non-controlling interests (a)	23,568	(23,568)	—

Shareholders’ equity (a)	581,346	87,907	669,253
	$856,629	$63,928	$920,557

There were no U.S. GAAP adjustments for the consolidated balance sheet as at March 31, 2009.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

34.            Differences between Canadian and United States generally accepted accounting principles (continued)

The effect of material measurement differences between generally accepted accounting principles between Canadian GAAP and U.S. GAAP on the Company’s consolidated statement of comprehensive income is:

Consolidated Statement of Operations

For the year ended March 31 (Expressed in thousands	2010	U.S. GAAP	2010
of Canadian dollars, except share and per share amounts)	Canadian GAAP	Adjustments	U.S. GAAP
Revenues (b)	$438,568	$(2,060)	$436,508
Cost of goods sold
Operating expenses (b)	316,620	(987)	315,633
Depletion, amortization and accretion (a) (b)	43,857	1,740	45,597
	360,477	753	361,230

Income (loss) from mining operations	78,091	(2,813)	75,278

Other expenses (income)
General and administration (a) (b)	35,135	7,953	43,088
Sales and marketing	7,469	—	7,469
Coal exploration and other mine costs	4,805	—	4,805
Interest, accretion and financing fees (b)	14,109	(14)	14,095
Other income (a)	(26,450)	(68,312)	(94,762)
	35,068	(60,373)	(25,305)

Net income before the undernoted items	43,023	57,560	100,583

Income tax (expense) recovery
Current income tax recovery	2,960	—	2,960
Future income tax expense	(4,842)	—	(4,842)
	(1,882)	—	(1,882)

Non-controlling interests	(100)	—	(100)
Equity (loss) gain (b)	(237)	684	447
Net income attributable to shareholders of the Company	$40,804	$58,244	$99,048

Income per share
Basic	$0.17		$0.42
Diluted	$0.17		$0.41

Weighted average common shares outstanding
Basic	237,296,707		237,296,707
Diluted	239,522,674		239,522,674

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

34.            Differences between Canadian and United States generally accepted accounting principles (continued)

Consolidated Statement of Comprehensive Income

For the year ended March 31 (Expressed in thousands	2010	U.S. GAAP	2010
of Canadian dollars, except share and per share amounts)	Canadian GAAP	Adjustments	U.S. GAAP
Net income	$40,804	$58,244	$99,048
Other comprehensive income (loss) in the year
Change in fair value of available-for-sale securities	3,748	—	3,748
Currency translation adjustment (a)	(14,869)	(9,469)	(24,338)
	(11,121)	(9,469)	(20,590)

Comprehensive income	$29,683	$48,775	$78,458

There were no significant adjustments within other comprehensive income between the shareholders of the company and the non-controlling interests under U.S. GAAP. There were no U.S. GAAP adjustments for the consolidated statement of operations and consolidated statement of comprehensive income for the year ended March 31, 2009.

Under U.S. GAAP, the consolidated statement of cash flows would be adjusted as follows:

Consolidated Statement of Cash Flows

For the year ended March 31
(Expressed in thousands of Canadian dollars)	2010

Cash flows provided by operating activities under Canadian GAAP	$82,924
Adjustment for transaction costs (a)	(4,935)
Cash flows provided by operating activities under U.S. GAAP	77,989

Cash flows provided by financing activities under Canadian and U.S. GAAP	17,118

Cash flows used in investing activities under Canadian GAAP	(36,497)
Adjustment for transaction costs (a)	4,935
Adjustment for joint venture accounting (b)	(206)
Cash flows used in investing activities under U.S. GAAP	(31,768)

Effect of exchange rate change on cash and cash equivalents in U.S. dollars under U.S. GAAP	(2,339)
Increase in cash and cash equivalents during the year under U.S. GAAP	61,000
Cash and cash equivalents, beginning of year under U.S. GAAP	74,853
Cash and cash equivalents, end of year under U.S. GAAP	$135,853

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

34.            Differences between Canadian and United States generally accepted accounting principles (continued)

There were no U.S. GAAP adjustments for the consolidated statement of cash flows for the year ended March 31, 2009.

(a)   Cambrian acquisition

Under U.S. GAAP, for business combinations that close in fiscal years that commence on or after December 15, 2008, acquisition related costs are excluded from the consideration transferred in a business combination (formerly referred to as purchase price) and are expensed as incurred. Before that date, such costs were included in the purchase price. Prior to April 1, 2010, the Company’s accounting policy under Canadian GAAP was to include acquisition related costs in the consideration transferred in business combinations.

Until April 1, 2010, under the Company’s accounting policy in accordance with Canadian GAAP, the measurement date for equity interests issued by the acquirer in a business combination is two days before and after the terms of an acquisition are agreed to and announced while the measurement date is the closing date under U.S. GAAP. Western Coal announced the acquisition of Cambrian Mining Plc on May 20, 2009 and closed the acquisition on July 13, 2009.

Prior to April 1, 2010, under the Company’s accounting policy in accordance with Canadian GAAP, any excess of the fair value of identifiable assets acquired and liabilities assumed over the fair value of purchase consideration is allocated to certain acquired non-current assets until their carrying amounts are reduced to zero, and any remaining amount, which is considered negative goodwill, is recognized as an extraordinary gain in the statement of income. Under U.S. GAAP, for business combinations that close in fiscal years that commence on or after December 15, 2008, any such excess is recorded as a gain from bargain purchase in the statement of income. Before that date, the U.S. GAAP treatment of such excess was similar to Canadian GAAP.

In addition, under Canadian GAAP, the non-controlling interests’ percentage of net assets acquired are recorded at the carrying values of the acquiree. Under U.S. GAAP, for business combinations that close in fiscal years that commence on or after December 15, 2008, the acquirer must measure non-controlling interests in the acquiree at fair value as of the closing date. Until April 1, 2010, the Company’s accounting policy under Canadian GAAP was to present non-controlling interests as a separate line item on the balance sheet between liabilities and shareholders’ equity.  Under U.S. GAAP, non-controlling interests are presented as a component of shareholders’ equity.

(b)   Joint Venture

Under Canadian GAAP, the Company accounts for its investment in Energy Recovery Investments Ltd. (the “Joint Venture”) using the proportionate consolidation method whereby the Company’s proportionate share of each line item of assets, liabilities, revenues and expenses is included in the corresponding financial statement line item. Under U.S. GAAP, the Company accounts for the Joint Venture using the equity method.

Western Coal Corp.

Notes to Consolidated Financial Statements

As at March 31, 2010 and 2009

(All dollar amounts are stated in Canadian dollars unless otherwise indicated.  Tables are expressed in thousands of Canadian dollars, except share and per share amounts.)

34.            Differences between Canadian and United States generally accepted accounting principles (continued)

(c)   Impact of adoption of new U.S. GAAP accounting pronouncements

In December 2007, the FASB issued ASC 810 Non-controlling Interests in Consolidated Financial Statements, that amended ARB-51, Consolidated Financial Statements, to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. The adoption of this statement, which became effective April 1, 2009, did not have a material effect on Company’s consolidated financial statements.

Also in December 2007, the FASB issued ASC 805, Business Combinations, a replacement of SFAS No. 141, Business Combinations. The objective of this statement is to improve the relevance, representational faithfulness and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. This statement establishes principles and requirements for how the acquirer recognizes and measures the identifiable assets acquired and liabilities assumed, measures the goodwill acquired or gain from a bargain purchase, and determines what information to disclose. The adoption of this statement, which became effective April 1, 2009, had a material effect on the Company’s financial statements.